Exhibit 10.27

AMENDMENT TO THE

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AMENDMENT (the “Amendment”) is made, effective as of October 24, 2008 (the “Effective Date”), between EVERCORE PARTNERS INC. (the “Company”) and Adam B. Frankel (the “Participant”).

WHEREAS, the Company and the Participant are parties to an agreement effective as of the date of the pricing of Company’s initial public offering, under which the Participant was awarded restricted stock units under the Company’s 2006 Stock Incentive Plan (the “Award Agreement”); and

WHEREAS, the parties wish to amend the Award Agreement to ensure compliance with provisions of the Section 409A of the Internal Revenue Code of 1986, as amended, and its implementing regulations and guidance; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Plan and the Award Agreement.

NOW THEREFORE, in consideration of these premises, and intending to be legally bound:

1. Section 2(a)(iii) of the Award Agreement is hereby amended in its entirety to read as follows:

“(iii) Notwithstanding any of the foregoing, (A) any unvested RSUs shall one hundred percent (100%) vested upon the earlier occurrence of the Participant’s death or Disability, and (B) any unvested RSUs may, in the sole discretion of the Committee, become one hundred percent (100%) upon the occurrence of the Participant’s retirement from the Employer at or after age 65 (any such retirement, “Retirement”)

2. Section 2(c) of the Award Agreement is hereby amended in its entirety to read as follows:

“(c) The Company shall deliver to the Participant Shares underlying vested RSUs as provided for hereunder as follows:

(i) If the Participant is employed with the Employer on August 14, 2011 (i.e., the fifth anniversary of the Initial Public Offering), then on that date (or as soon as practicable thereafter, but in no event later than December 31, 2011), the Participant will receive the number of Shares that are equal to the number of RSUs that are vested as of such date, pursuant to the terms of Section 2(a) above. In addition, so long as the Participant remains employed with the Employer through and until the occurrence of any subsequent Vesting Event, then upon the occurrence of any such subsequent Vesting Event, the Participant will receive the number of Shares that are equal to the number of RSUs that will become vested upon such subsequent Vesting Event as soon as practicable after the date of such subsequent Vesting Event (but in no event later than 2 1/2 months after the end of the calendar month in which such subsequent Vesting Event occurs).

(ii) If the Participant’s employment with the Employer terminates, other than due to the Participant’s death or Disability, prior to August 14, 2011, then the Participant will receive the number of Shares that are equal to the number of RSUs that are vested as of the date of such termination in accordance with the provisions of this Section 2 above (which number, for the avoidance of doubt, upon the Employer’s termination of the Participant’s employment for Cause shall be zero), upon the later to occur of (A) August 14, 2014 (i.e., the eighth anniversary of the Initial Public Offering) (or as soon as practicable thereafter but in no event later December 31, 2014) and (B) the fifth anniversary of the termination of the Participant’s employment with the Employer (or as soon as practicable thereafter but in no event later than December 31 of the calendar year in which such anniversary occurs).

(iii) If the Participant dies or suffers a Disability while in service with the Company, or in the event of the Participant’s Retirement, the Participant (or the Participant’s beneficiary, as applicable) will receive the number of Shares that are equal to the number of RSUs that became vested as of the date of such event pursuant to Section 2(a)(iii) above, on the following date: (A) if such event occurs prior to August 14, 2011, on August 14, 2011; and (B) if such event occurs on or after August 14, 2011, immediately upon the date of such event (or, in either case of clause (A) or (B), as soon as practicable after such date, but in no event later than December 31 of the calendar year in which such date occurs).”

3. A new Section 2(f) is hereby inserted into the Award Agreement to read as follows:

“(f) For purposes of this Agreement, termination of employment means a “Separation from Service” as that term is used in Treas. Reg. § 1.409A-1(h)(1) (or any successor provision). In addition, to the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A of the Code, those Shares underlying vested RSUs that would otherwise be delivered to the Participant by virtue of, and within six months following, his Separation from Service will instead be deferred (without interest) and delivered to the Participant on the first business day of the seventh month following such Separation from Service.”

3. Section 3 of the Award Agreement is hereby amended in its entirety to read as follows:

“Dividends. From and after the Grant Date and unless and until RSUs are forfeited or otherwise transferred back to the Company (including upon a termination of employment as provided in Section 2 above) or Shares are issued in respect thereof, the Participant will be entitled to receive all dividends and other distributions paid with respect to such number of Shares as are equal to the number of RSUs that are vested pursuant to Section 2(a) above as of the date such dividends or other distributions are paid, as if the Participant were a holder of record of such number of Shares. Payments under this Section 3 will be made within 30 days following the payment date for such dividend or other distribution.”

4. The definition of “Disability” is hereby inserted into Section 5 to read as follows:

“‘Disability’ shall have the meaning ascribed to it in Treas. Reg. §§ 1.409A-3(i)(4).”

5. The Award Agreement, as amended by the foregoing changes, is hereby ratified and confirmed in all respects.

[Signatures on next page.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on the date below indicated.

EVERCORE PARTNERS INC.

By:	/s/ Nicol Grosso
Nicol Grosso
Director-Human Resources

[EVERCORE PARTNERS INC. SIGNATURE PAGE TO AMENDMENT TO RESTRICTED STOCK UNIT AWARD AGREEMENT]

IN WITNESS WHEREOF, the Participant has executed this Agreement on the date below indicated.

PARTICIPANT

Adam B. Frankel

By:	/s/ Adam B. Frankel

Date:	March 12, 2009

[PARTICIPANT SIGNATURE PAGE TO AMENDMENT TO RESTRICTED STOCK UNIT AWARD AGREEMENT]